Exhibit 99.1

Marie Ruzzo	David Waldman or John Nesbett
SpeechWorks International, Inc.	Lippert/Heilshorn & Associates, Inc.
617.428.4444	212.838.3777
marie.ruzzo@speechworks.com	dwaldman@lhai.com or jnesbett@lhai.com

SpeechWorks Reports Record Revenue for Second Quarter 2003;

Growth Fueled by U.S. License Revenue

BOSTON, Mass.—July 16, 2003—SpeechWorks International, Inc. (Nasdaq: SPWX), a global leader in speech technologies and services, today reported total GAAP revenues of $11.3 million for the three months ended June 30, 2003, representing a 17% increase from total GAAP revenues of $9.7 million in the second quarter of 2002. Total revenues on a pro forma basis, which exclude non-cash stock compensation charges, were $12.4 million for the three months ended June 30, 2003, representing a 19% increase from pro forma revenues of $10.4 million in the second quarter of 2002.

For the six months ended June 30, 2003, total GAAP revenues were $20.1 million, representing a 5% increase from total GAAP revenues of $19.2 million for the six months ended June 30, 2002. Total revenues on a pro forma basis, which exclude non-cash stock compensation charges, were $22.1 million for the six months ended June 30, 2003, representing an 8% increase from pro forma revenues of $20.5 million for the six months ended June 30, 2002.

For the three months ended June 30, 2003, the net loss was 25% lower at $8.5 million on a GAAP basis, or $0.25 per share, compared to a net loss of $11.2 million on a GAAP basis, or $0.34 per share, for the three months ended June 30, 2002. For the three months ended June 30, 2003, the pro forma net loss, which excludes charges related to the Company’s pending merger with ScanSoft, Inc. (Nasdaq: SSFT), non-cash stock compensation charges, restructuring costs, amortization of intangible assets and purchased technology and a write down of a long-term investment, was 61% lower at $3.1 million, or $0.09 per share, compared to a pro forma net loss of $7.9 million, or $0.24 per share, for the three months ended June 30, 2002.

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

For the six months ended June 30, 2003, the net loss was 22% lower at $17.9 million on a GAAP basis, or $0.54 per share, compared to a net loss of $22.8 million on a GAAP basis, or $0.70 per share, for the six months ended June 30, 2002. For the six months ended June 30, 2003, the pro forma net loss, which excludes charges related to the pending merger with ScanSoft, non-cash stock compensation charges, restructuring costs, amortization of intangible assets and purchased technology and a write down of a long-term investment, was 46% lower at $8.8 million, or $0.26 per share, compared to a pro forma net loss of $16.2 million, or $0.50 per share, for the six months ended June 30, 2002.

Management’s explanation for the value of using pro forma results is provided in the “Reconciliation of Financial Information” section of this press release.

“We are pleased with our strong performance in the second quarter, which represents a record level of revenues and our narrowest loss ever,” said Stuart R. Patterson, President and CEO of SpeechWorks. “During the quarter, we benefited from ongoing momentum among key platform and solution partners and the selection of SpeechWorks’ technology as a corporate standard by several global enterprises and telecommunications service providers.”

Revenue Results

Product license revenues for the second quarter of 2003 increased 16.4% to $5.8 million from $5.0 million in the same quarter of last year, and represented 47.3% of total second quarter 2003 pro forma revenues, which exclude non-cash stock compensation charges, compared to 48.4% of pro forma revenues in the second quarter of 2002.

Professional services revenues for the second quarter of 2003 increased 10.5% to $5.6 million from $5.0 million in the second quarter of last year, and represented 45.0% of total second quarter 2003 pro forma revenues, which exclude non-cash stock compensation charges, compared to 48.5% of pro forma revenues in the second quarter of 2002.

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

Other revenues, which include resold software and services, for the second quarter of 2003 increased 204.1% to $1.0 million from $0.3 million in the second quarter of 2002, and represented 7.8% of total second quarter 2003 pro forma revenues, which exclude non-cash stock compensation charges, compared to 3.0% of pro forma revenues in the second quarter of 2002.

Expanding Customer Base

SpeechWorks added new customers and projects in the second quarter, including NCR Corporation in the technology sector; Rite Aid in the retail sector; U.S. General Services Administration in the government sector; as well as a leading wireless network provider in the telecommunications sector; one of the largest providers of enterprise software and several leaders in the financial services sector. During the quarter, existing enterprise and telecommunications customers deployed new applications using SpeechWorks’ technology, including Amtrak in the travel sector and Metro One Telecommunications and its new product Infone™ in the telecommunications sector.

Partner Success

SpeechWorks continues to rely on the expertise of its global partner network to deliver advanced speech solutions featuring SpeechWorks’ latest technology. During the second quarter, Nortel Networks and VoiceGenie were the leading channel contributors to SpeechWorks’ revenue performance. The Company also forged new relationships with partners Envox Worldwide and Tell-Eureka. In addition, Avaya and Comverse expanded their relationships with SpeechWorks by incorporating SpeechWorks’ technology within additional product lines.

International Progress

For the second quarter of 2003, international revenues accounted for 12% of total pro forma revenues, which exclude non-cash stock compensation charges, versus 20% in the second quarter of 2002. In the second quarter, SpeechWorks forged new relationships with two of the leading solutions providers in Germany and a major fixed line provider in Ireland.

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

Technological Innovations

SpeechWorks industry-leading speech technologies continue to remain a hallmark of the Company’s success. In the second quarter, SpeechWorks introduced a powerful new initiative to deliver standards-based, packaged speech applications for specific vertical markets. SpeechWorks’ SpeechPAKs™ (Packaged Application Kits) 1.0 for Healthcare, are the first in a series of packaged speech applications and will be available through SpeechWorks and select partners in the third quarter of 2003.

The Company also announced the availability of its SpeakFreely™ 2.0 natural language speech solution and its SpeechSecure Server™ 2.0 speaker verification software. SpeakFreely enables more open-ended speech dialogs to be deployed quickly, with high accuracy, on a broad variety of partner platforms. SpeechSecure Server reduces platform and application integration requirements with support for standard HTTP (Hyper Text Transport Protocol) and SOAP (Simple Object Access Protocol) transport and messaging protocols.

In addition, the Company introduced ETI-Eloquence SF™ (Small Footprint), a new embedded text-to-speech (TTS) engine that offers high quality voice output in thirteen languages with a reduced memory footprint, which is ideal for name and short phrase applications such as voice-activated dialing and SMS reading on a cellular phone.

Industry Recognition

During the quarter, Frost & Sullivan recognized the Company as a North American market share leader in telephony-based speech technology software and professional services revenues. The research firm’s 2002 annual report on the speech recognition industry also highlighted SpeechWorks’ leading market share position in both North American speaker verification license revenues and professional services revenues, as well as the Company’s strong market share in North American TTS license and services revenues.

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

In addition, the Company’s TTS products received the highest scores for accurately presenting text in an audio format as reported in an independent evaluation of TTS engines conducted by Voice Information Associates. The report evaluated U.S. English TTS engines in two categories – “Server-Based TTS” and “Embedded TTS”.

ScanSoft Agreement

On April 24, 2003, SpeechWorks and ScanSoft announced a definitive agreement to merge the two companies, which the companies believe will result in a global organization with the broadest portfolio of speech technologies, applications and services in the industry. Pending shareholder approval and the satisfaction of certain other closing conditions, the transaction is expected to close on August 11, 2003. Additional details of the merger are available on the Company’s website, www.speechworks.com.

“The SpeechWorks team has delivered impressive results in our final complete quarter as an independent company, while simultaneously making good progress in our planned merger with ScanSoft,” added Patterson. “During the quarter, we continued to receive positive feedback for our support of customers and partners and introduced innovative new products and programs — such as SpeakFreely 2.0 and SpeechPAKs — that we believe will accelerate the adoption of speech worldwide. In addition, we completed the regulatory milestones to the merger on schedule and are now finalizing our overall integration plan with ScanSoft.”

SpeechWorks will not conduct a conference call to discuss the results of the second quarter in light of its pending merger with ScanSoft.

About SpeechWorks

Organizations around the world trust SpeechWorks to manage their customer conversations. As a leading provider of speech technologies and services, SpeechWorks helps companies create and implement unique Speech Strategies that ensure maximum financial return and the highest levels of caller satisfaction. The Company provides speech recognition, text-to-speech (TTS) and speaker verification for network and embedded environments, including new multimodal devices with both an audio interface and visual display. SpeechWorks’ customers include carriers, corporations and government

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

organizations, such as Aetna, Citibank Europe, CIBC Bank, IRS, Microsoft, and The Boeing Company. For more information, please call 617.428.4444 or visit www.speechworks.com.

SpeechPAKs, SpeakFreely, SpeechSecure Server and ETI-Eloquence SF are trademarks of SpeechWorks International, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Additional Information and Where To Find It

ScanSoft filed a Registration Statement on Form S-4 with the Securities and Exchange Commission in connection with the proposed merger, and ScanSoft and SpeechWorks filed with the Securities and Exchange Commission and mailed to their respective stockholders a joint proxy statement/prospectus in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus because it contains important information about ScanSoft, SpeechWorks and the proposed merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus at the Securities and Exchange Commission’s web site at www.sec.gov. If you are a SpeechWorks shareholder as of the record date specified in the joint proxy statement/prospectus, you received the joint proxy statement/prospectus in connection with being asked to vote on the adoption of the merger agreement and approval of the merger. A free copy of the joint proxy statement/prospectus may also be obtained by contacting the investor relations department at either ScanSoft or SpeechWorks.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 30, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from the investor relations department of ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks’ proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 25, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from the investor relations department at SpeechWorks.

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

Safe Harbor Statement

Other than historical information contained herein, certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations, plans and beliefs. These statements include the Company’s expectations regarding its proposed merger with ScanSoft, the expected timetable for completing the merger, its financial results (including revenues and loss per share), its ability to grow revenues, its ability to reduce its expenses, and its ability to accelerate the adoption of speech worldwide. Factors that could cause future results to differ materially from such expectations include: the ability to consummate the merger, uncertainty surrounding the merger, the timing of sales of the Company’s products and services; market acceptance of the Company’s speech-activated systems; the Company’s reliance on a limited number of large orders for substantially all its revenue; uncertainties related to current economic, political and national security conditions; the Company’s ability to develop new products and services in the face of rapidly evolving technology; the uncertainties related to the Company’s international operations; the Company’s ability to manage growth of its business; the Company’s ability to protect its intellectual property; the Company’s reliance on resellers and original equipment manufactures for a portion of its sales; the Company’s ability to respond to competitive developments; and the Company’s reliance on attracting, retaining and motivating key technical and management personnel. These and other risk factors are detailed in the Company’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003, as filed on May 15, 2003, and the definitive joint proxy statement/prospectus relating to the merger filed on July 2, 2003. SpeechWorks disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

– tables follow –

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

SPEECHWORKS INTERNATIONAL, INC.

Consolidated Statement of Operations

(Unaudited, in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues:
Product licenses	$5,841	$5,016	$9,907	$9,611
Professional services	5,559	5,030	10,972	10,235
Other revenues	961	316	1,241	665
Non-cash stock compensation	(1,013)	(630)	(2,041)	(1,306)

Total revenues	11,348	9,732	20,079	19,205

Cost of revenues:
Cost of product licenses	134	109	237	145
Cost of professional services — non-cash stock compensation	719	154	839	308
— all other expenses	3,960	3,463	7,596	6,641
Cost of other revenues	899	198	1,200	563
Amortization of purchased technology	375	283	749	566

Total cost of revenues	6,087	4,207	10,621	8,223

Gross profit	5,261	5,525	9,458	10,982

Operating expenses:
Selling and marketing — non-cash stock compensation	840	1,035	1,185	2,024
— all other expenses	5,740	7,810	11,514	15,531
Research and development — non-cash stock compensation	427	140	533	280
— all other expenses	2,589	4,180	5,389	8,201
General and administrative — non-cash stock compensation	263	106	339	212
— all other expenses	3,022	2,636	5,991	5,830
Amortization of intangible assets	958	958	1,916	1,916
Restructuring costs	—	—	687	—

Total operating expenses	13,839	16,865	27,554	33,994

Loss from operations	(8,578)	(11,340)	(18,096)	(23,012)
Interest and other income, net	74	137	162	309

Loss before income taxes	(8,504)	(11,203)	(17,934)	(22,703)
(Benefit) provision for income taxes	(39)	27	(74)	94

Net loss	$(8,465)	$(11,230)	$(17,860)	$(22,797)

Basic and diluted net loss per common share	$(0.25)	$(0.34)	$(0.54)	$(0.70)
Shares used in computing basic and diluted net loss per common share	33,459	32,598	33,306	32,512

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

SPEECHWORKS INTERNATIONAL, INC.

Consolidated Balance Sheet

	June 30,	December 31,
(unaudited, in thousands)	2003	2002
Assets
Current assets:
Cash and cash equivalents	$41,997	$46,901
Marketable securities	—	2,009
Accounts receivable, net	10,364	11,707
Other current assets	3,079	2,536

Total current assets	55,440	63,153
Fixed assets, net	4,343	5,384
Intangible assets, net	3,593	6,258
Goodwill, net	10,707	10,707
Other assets	2,238	2,327

Total assets	$76,321	$87,829

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,578	$7,182
Deferred revenue	6,395	8,033
Current portion of long term debt	904	726

Total current liabilities	13,877	15,941
Long term debt, net of current portion	787	843
Long term deferred revenue	208	292
Long term accrued restructuring	5,408	5,487

Total Liabilities	20,280	22,563
Stockholders’ equity	56,041	65,266

Total liabilities and stockholders’ equity	$76,321	$87,829

SpeechWorks International, Inc. Announces Q2 2003 Financial Results

SPEECHWORKS INTERNATIONAL, INC.

Reconciliation of Financial Information

(unaudited, in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Non-GAAP Financial Measures:
Total revenues in accordance with GAAP	$11,348	$9,732	$20,079	$19,205
Non-cash stock compensation	1,013	630	2,041	1,306

Pro-forma revenues	$12,361	$10,362	$22,120	$20,511

Net loss in accordance with GAAP	$(8,465)	$(11,230)	$(17,860)	$(22,797)
Amortization of intangible assets	958	958	1,916	1,916
Amortization of purchased technology	375	283	749	566
Non-cash stock compensation	3,262	2,065	4,937	4,130
Merger-related expenses	730	—	730	—
Write down of long-term investment	53	—	53	—
Restructuring costs	—	—	687	—

Pro forma net loss	$(3,087)	$(7,924)	$(8,788)	$(16,185)

Pro forma basic and diluted net loss per common share	$(0.09)	$(0.24)	$(0.26)	$(0.50)
Shares used in computing pro forma basic and diluted net loss per common share	33,459	32,598	33,306	32,512

Management believes that the pro forma results more clearly represent the ongoing operating results for the periods presented because pro forma results normalize the several non-cash items that either reduce revenue or increase expenses. The pro forma revenue is calculated by excluding non-cash stock compensation, which represents a reduction in reported revenue. This does not purport to be prepared in compliance with Generally Accepted Accounting Principles, specifically EITF Issue 01-9, which became effective as of January 1, 2002. The pro forma net loss and net loss per common share excludes the listed non-cash expenses, merger-related expenses and restructuring costs.

The non-cash items related to stock compensation reflect the impact of the Company’s stock price during 2000 on transactions completed in that year. These results would differ materially if the same transactions were recorded in the current reporting period due to the change in the Company’s market value, rather than a change in the nature of the transactions.

The amortization of intangible assets and purchased technology are non-cash expenses included in the operating results for the periods presented.

The merger-related expenses reflect professional service fees incurred in connection with the announced merger of the Company and ScanSoft, Inc.

The write down of a long-term investment reflects the change in the estimated fair market value of an investment made in an unrelated third party and is unrelated to the results of the Company’s ongoing operations.

The restructuring costs reported during FY2003 are reported separately to allow investors to evaluate the results of operations on a going-forward basis. The restructuring cost during the quarter ended March 31, 2003 represents the expected severance related costs associated with a corporate downsizing during January 2003, along with a reduction in the estimated sublease income included in the restructuring charge reported during the quarter ended December 31, 2002.